Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 12:

We consent to the use of our reports dated May 16, 2014, with respect to the financial statements and financial highlights of Prudential Global Real Estate Fund and Prudential US Real Estate Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

New York, New York

May 21, 2014